UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

BITMINE IMMERSION TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	84-3986354
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10845 Griffith Peak Dr., #2 Las Vegas, Nevada	89135
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.0001 par value per share	NYSE American

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this Form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-284361

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of the Registrant’s Securities to be Registered.

A description of the Common Stock, par value $0.0001 per share (“Common Stock”), of Bitmine Immersion Technologies, Inc. (the “Registrant”) to be registered hereunder is set forth under the caption “Description of Securities We Are Offering” in the prospectus that constitutes a part of the Registrant’s registration statement on Form S-1 (File No. 333-284361) initially filed with the U.S. Securities and Exchange Commission on January 21, 2025 (as amended from time to time, the “Registration Statement”), and will be set forth in any form of prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”) that will constitute part of such Registration Statement. Such description of Common Stock in the Registration Statement is herein incorporated by reference and such description of Common Stock in any form of prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act shall also be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

In accordance with the “Instructions as to Exhibits” of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on NYSE American LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

BITMINE IMMERSION TECHNOLOGIES, INC.

Date: May 30, 2025	By:	/s/ Jonathan Bates
Jonathan Bates
Chief Executive Officer

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